RBC Capital Markets®	Filed Pursuant to Rule 433 Registration Statement No. 333-171806

The information in this preliminary terms supplement is not complete and may be changed.

Preliminary Terms Supplement

Subject to Completion:
Dated November 8, 2011

Pricing Supplement Dated November    , 2011 to the
Product Prospectus Supplement, Prospectus Supplement,
and Prospectus, Each Dated January 28, 2011
$ __________ Reverse Convertible Notes due February 29, 2012 Each Linked to a Single Reference Stock Royal Bank of Canada

Royal Bank of Canada is offering eighteen (18) separate Reverse Convertible Notes (“RevCons”). Each RevCon offering is a separate offering of RevCons linked to one, and only one, Reference Stock named below. The RevCons offered are senior unsecured obligations of Royal Bank of Canada, will pay a coupon at the interest rate specified below, and will have the terms described in the documents described above, as supplemented or modified by this terms supplement, as set forth below.

The RevCons do not guarantee any return of principal at maturity. Any payments on the RevCons are subject to our credit risk.
Investing in the RevCons involves a number of risks. See “Risk Factors” beginning on page S-1 of the prospectus supplement dated January 28, 2011 and “Additional Risk Factors Specific to the Notes” beginning on page PS-3 of the product prospectus supplement dated January 28, 2011.

The RevCons will not constitute deposits insured by the Canada Deposit Insurance Corporation, the U.S. Federal Deposit Insurance Corporation (the “FDIC”) or any other Canadian or U.S. government agency or instrumentality.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this terms supplement is truthful or complete. Any representation to the contrary is a criminal offense.

Common Terms for All Eighteen RevCons:

Issuer:	Royal Bank of Canada	Listing:	None
Pricing Date:	November 23, 2011	Principal Amount:	$1,000 per RevCons
Issuance Date:	November 30, 2011	Coupon Payment:	Each coupon will be paid in equal monthly payments. (30/360)
Initial Stock Price:	The closing price of the Reference Stock on the Pricing Date.	Final Stock Price:	The closing price of the Reference Stock on the Valuation Date.
Payment at Maturity (if held to maturity):	For each $1,000 principal amount, $1,000 plus any accrued and unpaid interest at maturity unless:
(i) the Final Stock Price is less than the Initial Stock Price; and
(ii) on any day during the Monitoring Period, the closing price of the Reference Stock is less than the Barrier Price.

If the conditions described in (i) and (ii) are both satisfied, then at maturity the investor will receive, instead of the principal amount, in addition to accrued and unpaid interest, the number of shares of the Reference Stock equal to the Physical Delivery Amount, or at our election, the cash value of those shares.

Investors could lose some or all of their investment at maturity if there has been a decline in the trading price of the applicable Reference Stock.
Monitoring Period:	From and excluding the Pricing Date to and including the Valuation Date.
Physical Delivery Amount:
For each $1,000 principal amount, a number of shares of the Reference Stock equal to the principal amount divided by the Initial Stock Price, subject to adjustment as described in the product prospectus supplement

Specific Terms for Each RevCon:
No.	Reference Stock	Coupon Rate	Barrier Price	Term	Cusip	Principal Amount	Price to Public	Agent’s Commission	Proceeds to Royal Bank of Canada
3283	Alcoa Inc. (AA)	13.75%	75%	3 Months	78008TXS8	$[ ]	100%	$[ ] [ ]%	$[ ] [ ]%
3284	Abercrombie & Fitch Co. (ANF)	16.00%	75%	3 Months	78008TXT6	$[ ]	100%	$[ ] [ ]%	$[ ] [ ]%
3285	Anadarko Petroleum Corporation (APC)	11.50%	75%	3 Months	78008TXU3	$[ ]	100%	$[ ] [ ]%	$[ ] [ ]%
3286	Baker Hughes Incorporated (BHI)	14.00%	75%	3 Months	78008TYM0	$[ ]	100%	$[ ] [ ]%	$[ ] [ ]%
3287	Caterpillar Inc. (CAT)	12.25%	80%	3 Months	78008TXV1	$[ ]	100%	$[ ] [ ]%	$[ ] [ ]%

(continued on the next page)

RBC Capital Markets, LLC

Reverse Convertible Notes due February 29, 2012 Each Linked to a Single Reference Stock

No.	Reference Stock	Coupon Rate	Barrier Price	Term	Cusip	Principal Amount	Price to Public	Agent’s Commission	Proceeds to Royal Bank of Canada
3288	Cliffs Natural Resources Inc. (CLF)	12.75%	65%	3 Months	78008TXW9	$[ ]	100%	$[ ] [ ]%	$[ ] [ ]%
3289	Cummins Inc. (CMI)	11.75%	75%	3 Months	78008TXX7	$[ ]	100%	$[ ] [ ]%	$[ ] [ ]%
3290	Capital One Financial Corporation (COF)	13.00%	80%	3 Months	78008TXY5	$[ ]	100%	$[ ] [ ]%	$[ ] [ ]%
3291	Salesforce.com, Inc. (CRM)	13.50%	70%	3 Months	78008TXZ2	$[ ]	100%	$[ ] [ ]%	$[ ] [ ]%
3292	Ford Motor Company (F)	12.75%	80%	3 Months	78008TYA6	$[ ]	100%	$[ ] [ ]%	$[ ] [ ]%
3293	Freeport-McMoRan Copper & Gold Inc. (FCX)	16.50%	75%	3 Months	78008TYB4	$[ ]	100%	$[ ] [ ]%	$[ ] [ ]%
3294	The Goodyear Tire & Rubber Company (GT)	13.50%	70%	3 Months	78008TYC2	$[ ]	100%	$[ ] [ ]%	$[ ] [ ]%
3295	Juniper Networks, Inc. (JNPR)	14.75%	75%	3 Months	78008TYD0	$[ ]	100%	$[ ] [ ]%	$[ ] [ ]%
3296	JPMorgan Chase & Co. (JPM)	11.50%	75%	3 Months	78008TYE8	$[ ]	100%	$[ ] [ ]%	$[ ] [ ]%
3297	Netflix, Inc. (NFLX)	16.50%	65%	3 Months	78008TYF5	$[ ]	100%	$[ ] [ ]%	$[ ] [ ]%
3298	Whirlpool Corporation (WHR)	15.75%	80%	3 Months	78008TYG3	$[ ]	100%	$[ ] [ ]%	$[ ] [ ]%
3299	Wynn Resorts, Limited (WYNN)	14.00%	75%	3 Months	78008TYH1	$[ ]	100%	$[ ] [ ]%	$[ ] [ ]%
3300	United States Steel Corporation (X)	24.75%	65%	3 Months	78008TYJ7	$[ ]	100%	$[ ] [ ]%	$[ ] [ ]%

The price at which you purchase the RevCons includes hedging costs and profits that Royal Bank of Canada or its affiliates expect to incur or realize. These costs and profits will reduce the secondary market price, if any secondary market develops, for the RevCons. As a result, you may experience an immediate and substantial decline in the market value of your RevCons on the Issue Date.

We may use this terms supplement in the initial sale of the RevCons. In addition, RBC Capital Markets, LLC or another of our affiliates may use this terms supplement in a market-making transaction in the RevCons after their initial sale. Unless we or our agent informs the purchaser otherwise in the confirmation of sale, this terms supplement is being used in a market-making transaction.

RBC Capital Markets, LLC
P2

Reverse Convertible Notes due February 29, 2012 Each Linked to a Single Reference Stock

SUMMARY

The information in this “Summary” section is qualified by the more detailed information set forth in this terms supplement, the product prospectus supplement, the prospectus supplement, and the prospectus.

General:
This terms supplement relates to eighteen (18) separate Reverse Convertible Notes (“RevCons”) offerings.  Each RevCon offering is a separate offering of Notes linked to one, and only one, Reference Stock.  All of the Notes offered by this pricing supplement are collectively referred to as the “Notes”.  The Notes have a term of three (3) months.  If you wish to participate in more than one RevCon offering, you must separately purchase the applicable Notes. The Notes offered by this terms supplement do not represent Notes linked to a basket of two or more of the Reference Stocks.

Issuer:	Royal Bank of Canada (“Royal Bank”)

Issue:	Senior Medium-Term Notes, Series E

Pricing Date:	November 23, 2011

Issuance Date:	November 30, 2011

Denominations:	Minimum denomination of $1,000, and integral multiples of $1,000 thereafter.

Designated Currency:	U.S. Dollars

Coupon Payment:	Each coupon will be paid in equal monthly payments. (30/360)

Coupon Payment Date(s):	The coupon will be paid on the last business day of each month during the term of the Note, including the final coupon, which will be paid on the Maturity Date.

Valuation Date:	February 24, 2012

Maturity Date:	February 29, 2012

Reference Stocks:	As set forth on the cover page.

Term:	Three months.

Initial Stock Price:	The closing price of the Reference Stock on the Pricing Date.

Final Stock Price:	The closing price of the Reference Stock on the Valuation Date.

RBC Capital Markets, LLC
P3

Reverse Convertible Notes due February 29, 2012 Each Linked to a Single Reference Stock

Payment at Maturity (if held to maturity):
For each $1,000 principal amount of the Notes, the investor will receive $1,000 plus any accrued and unpaid interest at maturity unless:

(i)           the Final Stock Price is less than the Initial Stock Price; and

(ii)          on any day during the Monitoring Period, the closing price of the Reference Stock is less than the Barrier Price.

If the conditions described in (i) and (ii) are both satisfied, then at maturity the investor will receive, instead of the principal amount of the Notes, in addition to any accrued and unpaid interest, the number of shares of the Reference Stock equal to the Physical Delivery Amount, or at our election, the cash value of those shares.  If we elect to deliver shares of the Reference Stock, fractional shares will be paid in cash.

Investors in the Notes could lose some or all of their investment at maturity if there has been a decline in the trading price of the applicable Reference Stock.

Monitoring Period:	From and excluding the Pricing Date to and including the Valuation Date.

Monitoring Method:	Close of Trading Day

Physical Delivery Amount:
For each $1,000 principal amount, a number of shares of the Reference Stock equal to the principal amount divided by the Initial Stock Price, subject to adjustment as described in the product prospectus supplement.  If this number is not a round number, then the number of shares of the Reference Stock to be delivered will be rounded down and the fractional part shall be paid in cash.

Calculation Agent:	RBC Capital Markets, LLC

Secondary Market:
RBC Capital Markets, LLC (or one of its affiliates), though not obligated to do so, plans to maintain a secondary market in the Notes after the Issuance Date.  The amount that an investor may receive upon sale of the Notes prior to maturity may be less than the principal amount of those Notes.

Listing:	None

Settlement:	DTC global notes

Terms Incorporated in the Master Note:
All of the terms appearing above the item captioned “Secondary Market” on the cover page and pages P2, P3 and P4 of this terms supplement and the terms appearing under the caption “General Terms of the Notes” in the product prospectus supplement.

RBC Capital Markets, LLC
P4

Reverse Convertible Notes due February 29, 2012 Each Linked to a Single Reference Stock

ADDITIONAL TERMS OF YOUR NOTES

You should read this terms supplement together with the prospectus dated January 28, 2011, as supplemented by the prospectus supplement dated January 28, 2011 and the product prospectus supplement dated January 28, 2011, relating to our Senior Global Medium-Term Notes, Series E, of which these Notes are a part. Capitalized terms used but not defined in this terms supplement will have the meanings given to them in the product prospectus supplement. In the event of any conflict, this terms supplement will control. The Notes vary from the terms described in the product prospectus supplement in several important ways. You should read this terms supplement carefully.

This terms supplement, together with the documents listed below, contains the terms of the Notes and supersedes all prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in “Risk Factors” in the prospectus supplement dated January 28, 2011 and “Additional Risk Factors Specific to the Notes” in the product prospectus supplement dated January 28, 2011, as the Notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the Notes. You may access these documents on the SEC website at www.sec.gov as follows (or if that address has changed, by reviewing our filings for the relevant date on the SEC website):

Prospectus dated January 28, 2011:
http://www.sec.gov/Archives/edgar/data/1000275/000121465911000309/f127115424b3.htm

Prospectus Supplement dated January 28, 2011:
http://www.sec.gov/Archives/edgar/data/1000275/000121465911000311/m127114424b3.htm

Product Prospectus Supplement dated January 28, 2011:
http://www.sec.gov/Archives/edgar/data/1000275/000121465911000427/c24110424b5.htm

Our Central Index Key, or CIK, on the SEC Website is 1000275.  As used in this terms supplement, the “Company,” “we,” “us,” or “our” refers to Royal Bank of Canada.

Royal Bank of Canada has filed a registration statement (including a product supplement, and prospectus supplement and a prospectus) with the Securities and Exchange Commission (the “SEC”) for the offering to which this document relates. Before you invest, you should read those documents and the other documents relating to this offering that Royal Bank of Canada has filed with the SEC for more complete information about Royal Bank of Canada and this offering. You may obtain these documents without cost by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, Royal Bank of Canada, any agent or any dealer participating in this offering will arrange to send you the product prospectus, the prospectus supplement and the prospectus if you so request by calling toll-free 866-609-6009.

RBC Capital Markets, LLC
P5

Reverse Convertible Notes due February 29, 2012 Each Linked to a Single Reference Stock

HYPOTHETICAL EXAMPLES OF AMOUNTS PAYABLE AT MATURITY

The examples set forth below are provided for illustration purposes only.  The assumptions in each of the examples are purely hypothetical and do not relate to the actual performance of any Reference Stock.  The hypothetical terms do not represent the terms of an actual Note and do not purport to be representative of every possible scenario concerning increases or decreases in the price of the Reference Stock on the Valuation Date relative to its price on the Pricing Date.  We cannot predict the actual performance of any Reference Stock.

The table below illustrates the Payment at Maturity of the Notes (excluding the final Coupon), assuming an Initial Stock Price of $100, a Barrier Price of $75 and an initial investment of $1,000. Hypothetical Final Stock Prices are shown in the first column on the left.  For this purpose, we have assumed that there will be no anti-dilution adjustments to the Final Stock Price and no market disruption events. The second column shows the Payment at Maturity (as a percentage of the principal amount) in a case where the market price of the Reference Stock does not fall below the Barrier Price at any time during the Monitoring Period. The third column shows the Payment at Maturity (as a percentage of the principal amount) in a case where the market price of the Reference Stock does fall below the Barrier Price during the Monitoring Period.  The fourth column shows the Physical Delivery Amount as a number of shares of the Reference Stock. The fifth column shows the Cash Delivery Amount, should we elect to deliver the Cash Delivery Amount instead of the Physical Delivery Amount.

Hypothetical Final Stock Price	If the closing market price of the Reference Stock does not fall below the Barrier Price on any day during the Monitoring Period: Payment at Maturity as Percentage of Principal Amount	If the closing market price of the Reference Stock falls below the Barrier Price on any day during the Monitoring Period: Payment at Maturity as Percentage of Principal Amount	Physical Delivery Amount as Number of Shares of the Reference Stock	Cash Delivery Amount
$200.00	100.00%	100.00%	n/a	n/a
$175.00	100.00%	100.00%	n/a	n/a
$150.00	100.00%	100.00%	n/a	n/a
$125.00	100.00%	100.00%	n/a	n/a
$100.00	100.00%	100.00%	n/a	n/a
$90.00	100.00%	Physical or Cash Delivery Amount	10	$900.00
$80.00	100.00%	Physical or Cash Delivery Amount	10	$800.00
$75.00	100.00%	Physical or Cash Delivery Amount	10	$750.00
$74.50	n/a	Physical or Cash Delivery Amount	10	$745.00
$60.00	n/a	Physical or Cash Delivery Amount	10	$600.00
$50.00	n/a	Physical or Cash Delivery Amount	10	$500.00
$25.00	n/a	Physical or Cash Delivery Amount	10	$250.00
$0.00	n/a	Physical or Cash Delivery Amount	10	$0.00

RBC Capital Markets, LLC
P6

Reverse Convertible Notes due February 29, 2012 Each Linked to a Single Reference Stock

The Payments at Maturity shown above are entirely hypothetical; they are based on market prices for the Reference Stock that may not be achieved on the Valuation Date and on assumptions that may prove to be erroneous. The actual market value of your Notes on the Maturity Date or at any other time, including any time you may wish to sell your Notes, may bear little relation to the hypothetical Payments at Maturity shown above, and those amounts should not be viewed as an indication of the financial return on an investment in the Notes or on an investment in the Reference Stock.  Please read “Additional Risk Factors Specific to Your Notes” and “Hypothetical Returns on Your Notes” in the accompanying product prospectus supplement.

Payments on your Notes are economically equivalent to the amounts that would be paid on a combination of other instruments.  For example, payments on your Notes are economically equivalent to the amounts that would be paid on a combination of an interest-bearing bond purchased, and an option sold, by the investor (with an implicit option premium paid over time to the investor).  The discussion in this paragraph does not modify or affect the terms of the offered Notes or the United States or Canadian income tax treatment of the offered Notes as described under “Supplemental Discussion of Canadian Tax Consequences” and “Supplemental Discussion of U.S. Federal Income Tax Consequences” in the accompanying product prospectus supplement.

SELECTED RISK CONSIDERATIONS

An investment in the Notes involves significant risks.  Investing in the Notes is not equivalent to investing directly in the applicable Reference Stock.  These risks are explained in more detail in the section “Additional Risk Factors Specific to Your Notes” in the product prospectus supplement.  In addition to the risks described in the prospectus supplement and the product prospectus supplement, you should consider the following:

•
Principal at Risk — Investors in the Notes could lose some or a substantial value of their principal amount if there is a decline in the trading price of the Reference Stock between the pricing date and the valuation date. The rate of interest payable on the Notes, which will be payable for less than one year, may not be sufficient to compensate for any such loss.

•
Market Disruption Events and Adjustments —The payment at maturity and the valuation date are subject to adjustment as described in the product prospectus supplement.  For a description of what constitutes a market disruption event as well as the consequences of that market disruption event, see “General Terms of the Notes—Consequences of Market Disruption Events” in the product prospectus supplement.

•
The Inclusion in the Purchase Price of the Notes of a Selling Concession and of Royal Bank’s Cost of Hedging its Market Risk under the Notes Will Adversely Affect the Value of the Notes Prior to Maturity — The price at which you purchase of the Notes includes a selling concession (including a broker’s commission), as well as the costs that Royal Bank (or one of its affiliates) expects to incur in the hedging of its market risk under the Notes. Such hedging costs include the expected cost of undertaking this hedge, as well as the profit that Royal Bank (or its affiliates) expects to realize in consideration for assuming the risks inherent in providing such hedge.  As a result, assuming no change in market conditions or any other relevant factors, the price, if any, at which you may be able to sell your Notes prior to maturity may be less than your original purchase price. The Notes are not designed to be short-term trading instruments.  Accordingly, you should be able and willing to hold your Notes to maturity.

RBC Capital Markets, LLC
P7

Reverse Convertible Notes due February 29, 2012 Each Linked to a Single Reference Stock

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

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RevCon 78008TXS8 (AA): [ ]% of each stated interest payment (13.75% in total) will be treated as an interest payment and [ ]% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

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RevCon 78008TXT6 (ANF): [ ]% of each stated interest payment (16.00% in total) will be treated as an interest payment and [ ]% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

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RevCon 78008TXU3 (APC): [ ]% of each stated interest payment (11.50% in total) will be treated as an interest payment and [ ]% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008TYM0 (BHI): [ ]% of each stated interest payment (14.00% in total) will be treated as an interest payment and [ ]% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008TXV1 (CAT): [ ]% of each stated interest payment (12.25% in total) will be treated as an interest payment and [ ]% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008TXW9 (CLF): [ ]% of each stated interest payment (12.75% in total) will be treated as an interest payment and [ ]% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008TXX7 (CMI): [ ]% of each stated interest payment (11.75% in total) will be treated as an interest payment and [ ]% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008TXY5 (COF): [ ]% of each stated interest payment (13.00% in total) will be treated as an interest payment and [ ]% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008TXZ2 (CRM): [ ]% of each stated interest payment (13.50% in total) will be treated as an interest payment and [ ]% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008TYA6 (F): [ ]% of each stated interest payment (12.75% in total) will be treated as an interest payment and [ ]% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008TYB4 (FCX): [ ]% of each stated interest payment (16.50% in total) will be treated as an interest payment and [ ]% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008TYC2 (GT): [ ]% of each stated interest payment (13.50% in total) will be treated as an interest payment and [ ]% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008TYD0 (JNPR): [ ]% of each stated interest payment (14.75% in total) will be treated as an interest payment and [ ]% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008TYE8 (JPM): [ ]% of each stated interest payment (11.50% in total) will be treated as an interest payment and [ ]% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008TYF5 (NFLX): [ ]% of each stated interest payment (16.50% in total) will be treated as an interest payment and [ ]% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

RBC Capital Markets, LLC
P8

Reverse Convertible Notes due February 29, 2012 Each Linked to a Single Reference Stock

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RevCon 78008TYG3 (WHR): [ ]% of each stated interest payment (15.75% in total) will be treated as an interest payment and [ ]% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008TYH1 (WYNN): [ ]% of each stated interest payment (14.00% in total) will be treated as an interest payment and [ ]% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008TYJ7 (X): [ ]% of each stated interest payment (24.75% in total) will be treated as an interest payment and [ ]% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

Please see the discussion (including the opinion of our counsel Morrison & Foerster LLP) in the product prospectus supplement dated January 28, 2011 under “Supplemental Discussion of U.S. Federal Income Tax Consequences,” which applies to your Notes.

RBC Capital Markets, LLC
P9

Reverse Convertible Notes due February 29, 2012 Each Linked to a Single Reference Stock

INFORMATION REGARDING THE ISSUERS OF THE REFERENCE STOCKS

Each Reference Stock is registered under the Securities Exchange Act of 1934 (the “Exchange Act”). Companies with securities registered under that Act are required to file periodically certain financial and other information specified by the Securities and Exchange Commission (the “SEC”).  Information provided to or filed with the SEC can be inspected and copied at the public reference facilities maintained by the SEC or through the SEC’s website at www.sec.gov.  In addition, information regarding each Reference Stock may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents.

The following information regarding each issuer of the Reference Stocks is derived from publicly available information.

We make no representation or warranty as to the accuracy or completeness of reports filed by each issuer with the SEC, information published by it on its respective website or in any other format, information about it obtained from any other source or the information provided below.

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Alcoa Inc. produces primary aluminum, fabricated aluminum, and alumina, and participates in mining, refining, smelting, fabricating, and recycling. The company serves customers worldwide primarily in the transportation, packaging, building, and industrial markets with both fabricated and finished products. Its common stock trades on the New York Stock Exchange under the symbol “AA.”

•
Abercrombie & Fitch Co. a specialty retailer that operates stores and direct-to-consumer operations. Through these channels, the company sells casual sportswear apparel. Its Class A common stock trades on the New York Stock Exchange under the symbol “ANF.”

•
Anadarko Petroleum Corporation is an independent oil and gas exploration and production company with international operations. In the United States, the company operates in Texas and surrounding states, the Rocky Mountain region, Alaska, and the Gulf of Mexico. Internationally, the company has exploration and/or production operations in Africa, Asia, South America, and the Caribbean. Its common stock trades on the New York Stock Exchange under the symbol “APC.”

•
Baker Hughes Incorporated supplies reservoir-centered products, services, and systems to the worldwide oil and gas industry. The company provides products and services for oil and gas exploration, drilling, completion, and production. The company also manufactures and markets a variety of roller cutter bits and fixed cutter diamond bits. Its common stock trades on the New York Stock Exchange under the symbol “BHI.”

•
Caterpillar Inc. designs, manufactures, and markets construction, mining, agricultural, and forestry machinery. The company also manufactures engines and other related parts for its equipment, and offers financing and insurance. The company distributes its products through a worldwide organization of dealers. Its common stock trades on the New York Stock Exchange under the symbol “CAT.”

•
Cliffs Natural Resources Inc. is a diversified mining and natural resources company. The company mines for iron ore and coal in locations across North America, South America, and Australia. Its common stock trades on the New York Stock Exchange under the symbol “CLF.”

RBC Capital Markets, LLC
P10

Reverse Convertible Notes due February 29, 2012 Each Linked to a Single Reference Stock

•
Cummins Inc. designs, manufactures, distributes and services diesel and natural gas engines. The company also manufactures electric power generation systems and engine-related component products, including filtration and exhaust aftertreatment, fuel systems, controls, and air handling systems. Its common stock trades on the New York Stock Exchange under the symbol “CMI.”

•
Capital One Financial Corporation is a diversified bank. The company, through its subsidiaries, offers a broad spectrum of financial products and services to consumers, small businesses and commercial clients both domestically and internationally. The company has bank locations in Connecticut, Louisiana, New Jersey, New York, and Texas. Its common stock trades on the New York Stock Exchange under the symbol “COF.”

•
Salesforce.com, Inc. provides software on demand. The company supplies a customer relationship management service to businesses worldwide providing a technology platform for customers and developers to build and run business applications. Clients use the company to manage their customer, sales and operational data. Its common stock trades on the New York Stock Exchange under the symbol “CRM.”

•
Ford Motor Company designs, manufactures, and services cars and trucks. The company also provides vehicle-related financing, leasing, and insurance through its subsidiary. Its common stock trades on the New York Stock Exchange under the symbol “F.”

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Freeport-McMoRan Copper & Gold Inc., through its subsidiary, is a copper, gold and molybdenum mining company. The company primarily mines for copper and owns mining interests in Chile and Indonesia. The company, through a subsidiary, is also involved in smelting and refining of copper concentrates. Its common stock trades on the New York Stock Exchange under the symbol “FCX.”

•
The Goodyear Tire & Rubber Company develops, manufactures, distributes, and sells tires for most applications. The company also manufactures and markets several lines of rubber and rubber-related chemicals and provides automotive repair services.The company also retreads truck, aircraft, and heavy equipment tires. The company provides its products and services worldwide. Its common stock trades on the New York Stock Exchange under the symbol “GT.”

•
Juniper Networks, Inc. provides internet infrastructure solutions for internet service providers and other telecommunications service providers. The company offers network infrastructure solutions that includes IP routing, ethernet switching, security and application acceleration solutions.The company’s common stock was originally listed on the NASDAQ Global Select Market. Its common stock has traded on the New York Stock Exchange since October 29, 2009 under the symbol “JNPR.”

•
JPMorgan Chase & Co. provides global financial services and retail banking. The company provides services such as investment banking, treasury and securities services, asset management, private banking, card member services, commercial banking, and home finance. The company serves business enterprises, institutions, and individuals. Its common stock trades on the New York Stock Exchange under the symbol “JPM.”

•
Netflix Inc. is an online movie rental service. The company ships DVDs with no due dates or late fees, directly to the subscriber's address. Netflix also provides background information on DVD releases, including critic reviews, member reviews and ratings, and personalized movie recommendations. Its common stock trades on the Nasdaq Global Select Market under the symbol “NFLX.”

RBC Capital Markets, LLC
P11

Reverse Convertible Notes due February 29, 2012 Each Linked to a Single Reference Stock

•
Whirlpool Corporation manufactures and markets major home appliances. The company's principal products include laundry appliances, refrigeration and room air conditioning equipment, cooking appliances, dishwashers, and mixers and other small household appliances. The company's products are sold worldwide. Its common stock trades on the New York Stock Exchange under the symbol “WHR.”

•
Wynn Resorts Limited owns and operates luxury hotels and destination casino resorts in Las Vegas, Nevada and in Macau, China. The resorts features guest rooms and suits, restaurants, golf courses, and on-site luxury automotive dealerships. Its common stock trades on the Nasdaq Global Select Market under the symbol “WYNN.”

•
United States Steel Corporation is an integrated steel producer flat-rolled and tubular products with production operations in North America and Europe. The company uses iron ore and coke as primary raw materials for steel production. Its common stock trades on the New York Stock Exchange under the symbol “X.”

RBC Capital Markets, LLC
P12

Reverse Convertible Notes due February 29, 2012 Each Linked to a Single Reference Stock

HISTORICAL INFORMATION

The following graphs set forth the recent historical performances of each of the Reference Stocks.  In addition, below each graph is a table setting forth the intra-day high, intra-day low and period-end closing prices of each Reference Stock.  The information provided in each table is for the four calendar quarters of 2008, 2009, 2010, the first, second and third quarters of 2011, and the period from October 1, 2011 to November 3, 2011.

We obtained the information regarding the historical performance of the Reference Stocks in the charts below from Bloomberg Financial Markets.

We make no representation or warranty as to the accuracy or completeness of the information obtained from Bloomberg Financial Markets.  The historical performance of the Reference Stocks should not be taken as an indication of future performance, and no assurance can be given as to the market prices of any Reference Stock on the Valuation Date.  We cannot give you assurance that the performance of any Reference Stock will not result in the loss of all or part of your investment.

RBC Capital Markets, LLC
P13

Reverse Convertible Notes due February 29, 2012 Each Linked to a Single Reference Stock

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2008	3/31/2008	39.67	26.69	36.06
4/1/2008	6/30/2008	44.76	33.65	35.62
7/1/2008	9/30/2008	35.66	21.03	22.58
10/1/2008	12/31/2008	22.30	6.82	11.26

1/1/2009	3/31/2009	12.44	4.98	7.34
4/1/2009	6/30/2009	12.38	7.04	10.33
7/1/2009	9/30/2009	14.84	8.96	13.12
10/1/2009	12/31/2009	16.51	11.89	16.12

1/1/2010	3/31/2010	17.60	12.26	14.24
4/1/2010	6/30/2010	15.15	10.01	10.06
7/1/2010	9/30/2010	12.25	9.81	12.11
10/1/2010	12/31/2010	15.63	11.81	15.39

1/1/2011	3/31/2011	17.75	15.42	17.65
4/1/2011	6/30/2011	18.47	14.56	15.86
7/1/2011	9/30/2011	16.59	9.56	9.57
10/1/2011	11/3/2011	11.65	8.45	10.87

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets, LLC
P14

Reverse Convertible Notes due February 29, 2012 Each Linked to a Single Reference Stock

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2008	3/31/2008	82.06	67.21	73.14
4/1/2008	6/30/2008	78.35	62.57	62.68
7/1/2008	9/30/2008	64.96	35.14	39.45
10/1/2008	12/31/2008	39.32	13.66	23.07

1/1/2009	3/31/2009	25.96	16.95	23.80
4/1/2009	6/30/2009	32.81	22.20	25.39
7/1/2009	9/30/2009	34.95	22.71	32.88
10/1/2009	12/31/2009	42.30	30.02	34.85

1/1/2010	3/31/2010	45.98	29.88	45.64
4/1/2010	6/30/2010	51.11	30.12	30.69
7/1/2010	9/30/2010	40.31	29.94	39.32
10/1/2010	12/31/2010	58.49	37.31	57.63

1/1/2011	3/31/2011	59.88	48.21	58.70
4/1/2011	6/30/2011	77.65	58.13	66.92
7/1/2011	9/30/2011	78.23	55.77	61.56
10/1/2011	11/3/2011	77.47	57.18	59.26

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets, LLC
P15

Reverse Convertible Notes due February 29, 2012 Each Linked to a Single Reference Stock

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2008	3/31/2008	67.63	50.92	63.03
4/1/2008	6/30/2008	81.36	61.35	74.84
7/1/2008	9/30/2008	75.90	43.27	48.51
10/1/2008	12/31/2008	49.64	24.57	38.55

1/1/2009	3/31/2009	44.00	30.89	38.89
4/1/2009	6/30/2009	52.37	37.85	45.39
7/1/2009	9/30/2009	66.21	40.28	62.73
10/1/2009	12/31/2009	69.37	55.88	62.42

1/1/2010	3/31/2010	73.89	60.75	72.83
4/1/2010	6/30/2010	75.07	34.54	36.09
7/1/2010	9/30/2010	58.42	36.06	57.05
10/1/2010	12/31/2010	78.98	55.65	76.16

1/1/2011	3/31/2011	83.98	73.06	81.92
4/1/2011	6/30/2011	85.50	68.67	76.76
7/1/2011	9/30/2011	85.25	63.03	63.05
10/1/2011	11/3/2011	83.97	57.12	82.73

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets, LLC
P16

Reverse Convertible Notes due February 29, 2012 Each Linked to a Single Reference Stock

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2008	3/31/2008	82.13	62.65	68.50
4/1/2008	6/30/2008	90.76	67.48	87.34
7/1/2008	9/30/2008	90.45	56.53	60.54
10/1/2008	12/31/2008	58.94	24.40	32.07

1/1/2009	3/31/2009	38.95	25.69	28.55
4/1/2009	6/30/2009	43.00	27.38	36.44
7/1/2009	9/30/2009	44.61	33.12	42.66
10/1/2009	12/31/2009	48.18	37.66	40.48

1/1/2010	3/31/2010	52.40	41.00	46.84
4/1/2010	6/30/2010	54.80	35.62	41.57
7/1/2010	9/30/2010	50.50	36.85	42.60
10/1/2010	12/31/2010	57.45	42.21	57.17

1/1/2011	3/31/2011	74.89	54.34	73.43
4/1/2011	6/30/2011	79.16	66.26	72.56
7/1/2011	9/30/2011	80.99	46.06	46.16
10/1/2011	11/3/2011	61.49	41.92	56.85

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets, LLC
P17

Reverse Convertible Notes due February 29, 2012 Each Linked to a Single Reference Stock

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2008	3/31/2008	78.62	60.01	78.29
4/1/2008	6/30/2008	85.96	72.56	73.82
7/1/2008	9/30/2008	75.87	58.11	59.60
10/1/2008	12/31/2008	58.18	32.00	44.67

1/1/2009	3/31/2009	47.05	21.72	27.96
4/1/2009	6/30/2009	40.96	27.50	33.04
7/1/2009	9/30/2009	54.70	30.02	51.33
10/1/2009	12/31/2009	61.21	47.50	56.99

1/1/2010	3/31/2010	64.42	50.50	62.85
4/1/2010	6/30/2010	72.83	55.51	60.07
7/1/2010	9/30/2010	80.00	58.07	78.68
10/1/2010	12/31/2010	94.89	76.52	93.66

1/1/2011	3/31/2011	111.97	92.31	111.35
4/1/2011	6/30/2011	116.42	94.21	106.46
7/1/2011	9/30/2011	112.64	72.62	73.84
10/1/2011	11/3/2011	97.95	67.55	96.00

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets, LLC
P18

Reverse Convertible Notes due February 29, 2012 Each Linked to a Single Reference Stock

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2008	3/31/2008	63.88	38.63	59.91
4/1/2008	6/30/2008	121.88	57.32	119.19
7/1/2008	9/30/2008	118.10	42.16	52.94
10/1/2008	12/31/2008	53.30	13.73	25.61

1/1/2009	3/31/2009	32.48	11.81	18.16
4/1/2009	6/30/2009	32.11	17.18	24.47
7/1/2009	9/30/2009	35.56	19.45	32.36
10/1/2009	12/31/2009	48.08	29.07	46.09

1/1/2010	3/31/2010	73.95	39.14	70.95
4/1/2010	6/30/2010	76.14	46.65	47.16
7/1/2010	9/30/2010	68.83	44.38	63.92
10/1/2010	12/31/2010	80.40	61.95	78.01

1/1/2011	3/31/2011	101.58	79.15	98.28
4/1/2011	6/30/2011	102.39	80.38	92.45
7/1/2011	9/30/2011	102.00	51.10	51.17
10/1/2011	11/3/2011	73.71	47.32	70.92

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets, LLC
P19

Reverse Convertible Notes due February 29, 2012 Each Linked to a Single Reference Stock

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2008	3/31/2008	64.13	38.50	46.82
4/1/2008	6/30/2008	75.09	46.65	65.52
7/1/2008	9/30/2008	75.96	40.19	43.72
10/1/2008	12/31/2008	45.63	17.70	26.73

1/1/2009	3/31/2009	31.77	18.35	25.45
4/1/2009	6/30/2009	37.40	24.64	35.21
7/1/2009	9/30/2009	48.70	31.32	44.81
10/1/2009	12/31/2009	51.64	41.53	45.86

1/1/2010	3/31/2010	63.43	44.84	61.95
4/1/2010	6/30/2010	77.10	58.91	65.13
7/1/2010	9/30/2010	92.80	63.04	90.58
10/1/2010	12/31/2010	111.78	87.00	110.01

1/1/2011	3/31/2011	114.81	93.50	109.62
4/1/2011	6/30/2011	121.41	91.13	103.49
7/1/2011	9/30/2011	113.72	79.62	81.66
10/1/2011	11/3/2011	103.95	79.53	103.24

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets, LLC
P20

Reverse Convertible Notes due February 29, 2012 Each Linked to a Single Reference Stock

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2008	3/31/2008	57.68	37.79	49.22
4/1/2008	6/30/2008	57.68	37.31	38.01
7/1/2008	9/30/2008	63.50	30.93	51.00
10/1/2008	12/31/2008	51.74	23.29	31.89

1/1/2009	3/31/2009	34.67	7.80	12.24
4/1/2009	6/30/2009	31.79	11.66	21.88
7/1/2009	9/30/2009	39.70	19.73	35.73
10/1/2009	12/31/2009	42.90	32.57	38.34

1/1/2010	3/31/2010	43.59	34.03	41.41
4/1/2010	6/30/2010	47.39	37.71	40.30
7/1/2010	9/30/2010	45.19	36.69	39.55
10/1/2010	12/31/2010	42.95	36.10	42.56

1/1/2011	3/31/2011	52.98	43.13	51.96
4/1/2011	6/30/2011	56.26	47.33	51.67
7/1/2011	9/30/2011	54.97	35.94	39.63
10/1/2011	11/3/2011	47.31	36.33	46.74

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets, LLC
P21

Reverse Convertible Notes due February 29, 2012 Each Linked to a Single Reference Stock

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2008	3/31/2008	63.55	47.61	57.87
4/1/2008	6/30/2008	75.16	58.48	68.23
7/1/2008	9/30/2008	72.36	44.10	48.40
10/1/2008	12/31/2008	48.40	20.85	32.01

1/1/2009	3/31/2009	37.03	25.50	32.73
4/1/2009	6/30/2009	45.49	30.00	38.17
7/1/2009	9/30/2009	59.07	35.27	56.93
10/1/2009	12/31/2009	74.95	54.06	73.77

1/1/2010	3/31/2010	77.98	60.30	74.45
4/1/2010	6/30/2010	97.88	74.42	85.82
7/1/2010	9/30/2010	123.77	83.63	111.80
10/1/2010	12/31/2010	151.00	97.92	132.00

1/1/2011	3/31/2011	148.00	117.71	133.58
4/1/2011	6/30/2011	153.99	127.25	148.98
7/1/2011	9/30/2011	160.12	109.27	114.28
10/1/2011	11/3/2011	139.71	109.50	133.05

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets, LLC
P22

Reverse Convertible Notes due February 29, 2012 Each Linked to a Single Reference Stock

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2008	3/31/2008	6.94	4.95	5.72
4/1/2008	6/30/2008	8.79	4.46	4.81
7/1/2008	9/30/2008	6.33	4.17	5.20
10/1/2008	12/31/2008	4.95	1.02	2.29

1/1/2009	3/31/2009	2.99	1.50	2.63
4/1/2009	6/30/2009	6.53	2.40	6.07
7/1/2009	9/30/2009	8.86	5.25	7.21
10/1/2009	12/31/2009	10.37	6.61	10.00

1/1/2010	3/31/2010	14.54	10.06	12.57
4/1/2010	6/30/2010	14.57	9.75	10.08
7/1/2010	9/30/2010	13.24	10.02	12.24
10/1/2010	12/31/2010	17.42	12.12	16.79

1/1/2011	3/31/2011	18.97	13.78	14.91
4/1/2011	6/30/2011	16.18	12.66	13.79
7/1/2011	9/30/2011	14.22	9.40	9.67
10/1/2011	11/3/2011	12.64	9.05	11.32

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets, LLC
P23

Reverse Convertible Notes due February 29, 2012 Each Linked to a Single Reference Stock

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2008	3/31/2008	53.69	34.55	48.11
4/1/2008	6/30/2008	63.62	46.50	58.60
7/1/2008	9/30/2008	58.54	25.62	28.43
10/1/2008	12/31/2008	28.10	7.85	12.22

1/1/2009	3/31/2009	21.73	10.59	19.06
4/1/2009	6/30/2009	30.78	18.30	25.06
7/1/2009	9/30/2009	36.72	21.60	34.31
10/1/2009	12/31/2009	43.68	31.51	40.15

1/1/2010	3/31/2010	45.28	33.02	41.77
4/1/2010	6/30/2010	44.15	29.12	29.57
7/1/2010	9/30/2010	43.96	28.36	42.70
10/1/2010	12/31/2010	60.39	43.19	60.05

1/1/2011	3/31/2011	61.35	46.25	55.55
4/1/2011	6/30/2011	58.75	46.06	52.90
7/1/2011	9/30/2011	56.78	30.37	30.45
10/1/2011	11/3/2011	43.50	28.85	40.11

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets, LLC
P24

Reverse Convertible Notes due February 29, 2012 Each Linked to a Single Reference Stock

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2008	3/31/2008	29.87	22.36	25.80
4/1/2008	6/30/2008	30.10	17.53	17.83
7/1/2008	9/30/2008	23.10	14.16	15.31
10/1/2008	12/31/2008	15.11	3.94	5.97

1/1/2009	3/31/2009	8.09	3.17	6.26
4/1/2009	6/30/2009	14.26	6.00	11.26
7/1/2009	9/30/2009	18.84	9.98	17.03
10/1/2009	12/31/2009	18.23	11.88	14.10

1/1/2010	3/31/2010	16.39	12.06	12.64
4/1/2010	6/30/2010	15.27	9.89	9.94
7/1/2010	9/30/2010	12.65	9.10	10.75
10/1/2010	12/31/2010	12.18	9.51	11.85

1/1/2011	3/31/2011	15.71	11.42	14.98
4/1/2011	6/30/2011	18.83	14.44	16.77
7/1/2011	9/30/2011	18.25	9.15	10.09
10/1/2011	11/3/2011	15.47	8.54	14.38

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets, LLC
P25

Reverse Convertible Notes due February 29, 2012 Each Linked to a Single Reference Stock

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2008	3/31/2008	33.30	23.43	25.00
4/1/2008	6/30/2008	29.49	21.92	22.18
7/1/2008	9/30/2008	27.65	20.59	21.07
10/1/2008	12/31/2008	20.80	13.29	17.51

1/1/2009	3/31/2009	18.84	12.44	15.06
4/1/2009	6/30/2009	25.44	14.75	23.60
7/1/2009	9/30/2009	28.05	22.45	27.02
10/1/2009	12/31/2009	27.90	24.04	26.67

1/1/2010	3/31/2010	31.32	24.18	30.68
4/1/2010	6/30/2010	32.16	22.74	22.82
7/1/2010	9/30/2010	31.48	22.25	30.35
10/1/2010	12/31/2010	37.94	30.06	36.92

1/1/2011	3/31/2011	45.00	34.20	42.08
4/1/2011	6/30/2011	42.23	29.03	31.50
7/1/2011	9/30/2011	33.10	17.21	17.26
10/1/2011	11/3/2011	25.60	16.73	23.96

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets, LLC
P26

Reverse Convertible Notes due February 29, 2012 Each Linked to a Single Reference Stock

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2008	3/31/2008	49.28	36.02	42.95
4/1/2008	6/30/2008	49.75	33.96	34.31
7/1/2008	9/30/2008	48.35	29.25	46.70
10/1/2008	12/31/2008	50.50	19.69	31.53

1/1/2009	3/31/2009	31.64	14.96	26.58
4/1/2009	6/30/2009	38.94	25.32	34.11
7/1/2009	9/30/2009	46.50	31.59	43.82
10/1/2009	12/31/2009	47.47	40.06	41.67

1/1/2010	3/31/2010	46.05	37.03	44.75
4/1/2010	6/30/2010	48.20	36.51	36.61
7/1/2010	9/30/2010	41.70	35.16	38.07
10/1/2010	12/31/2010	43.12	36.54	42.42

1/1/2011	3/31/2011	48.35	42.65	46.10
4/1/2011	6/30/2011	47.80	39.25	40.94
7/1/2011	9/30/2011	42.54	28.53	30.12
10/1/2011	11/3/2011	37.54	27.85	34.38

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets, LLC
P27

Reverse Convertible Notes due February 29, 2012 Each Linked to a Single Reference Stock

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2008	3/31/2008	39.65	20.38	34.65
4/1/2008	6/30/2008	40.90	26.05	26.07
7/1/2008	9/30/2008	33.97	26.40	30.88
10/1/2008	12/31/2008	30.66	17.90	29.89

1/1/2009	3/31/2009	44.40	28.78	42.92
4/1/2009	6/30/2009	50.24	36.25	41.34
7/1/2009	9/30/2009	48.20	37.93	46.17
10/1/2009	12/31/2009	61.65	44.31	55.14

1/1/2010	3/31/2010	75.65	48.52	73.74
4/1/2010	6/30/2010	127.95	73.62	108.65
7/1/2010	9/30/2010	174.38	95.33	162.16
10/1/2010	12/31/2010	209.24	147.39	175.70

1/1/2011	3/31/2011	247.55	173.50	237.33
4/1/2011	6/30/2011	277.66	224.48	262.69
7/1/2011	9/30/2011	304.79	107.64	113.16
10/1/2011	11/3/2011	128.50	74.34	92.29

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets, LLC
P28

Reverse Convertible Notes due February 29, 2012 Each Linked to a Single Reference Stock

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2008	3/31/2008	98.00	67.19	86.78
4/1/2008	6/30/2008	92.59	61.73	61.73
7/1/2008	9/30/2008	91.77	58.22	79.29
10/1/2008	12/31/2008	83.05	30.19	41.35

1/1/2009	3/31/2009	49.08	19.20	29.59
4/1/2009	6/30/2009	49.96	28.45	42.56
7/1/2009	9/30/2009	73.81	41.34	69.96
10/1/2009	12/31/2009	85.01	65.40	80.66

1/1/2010	3/31/2010	91.11	73.31	87.25
4/1/2010	6/30/2010	118.44	86.86	87.82
7/1/2010	9/30/2010	96.90	71.00	80.96
10/1/2010	12/31/2010	91.25	73.00	88.83

1/1/2011	3/31/2011	92.25	79.16	85.36
4/1/2011	6/30/2011	92.00	72.48	81.32
7/1/2011	9/30/2011	82.97	47.35	49.91
10/1/2011	11/3/2011	61.98	47.49	51.52

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets, LLC
P29

Reverse Convertible Notes due February 29, 2012 Each Linked to a Single Reference Stock

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2008	3/31/2008	124.77	90.92	100.64
4/1/2008	6/30/2008	116.54	77.67	81.35
7/1/2008	9/30/2008	119.73	69.27	81.64
10/1/2008	12/31/2008	83.69	28.21	42.26

1/1/2009	3/31/2009	55.39	14.50	19.97
4/1/2009	6/30/2009	50.76	19.52	35.30
7/1/2009	9/30/2009	74.89	29.05	70.89
10/1/2009	12/31/2009	71.50	51.74	58.23

1/1/2010	3/31/2010	77.95	59.70	75.83
4/1/2010	6/30/2010	93.99	71.00	76.27
7/1/2010	9/30/2010	95.85	73.12	86.77
10/1/2010	12/31/2010	117.50	85.81	103.84

1/1/2011	3/31/2011	132.25	106.21	127.25
4/1/2011	6/30/2011	151.73	128.17	143.54
7/1/2011	9/30/2011	172.58	111.71	115.08
10/1/2011	11/3/2011	142.13	107.78	133.69

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets, LLC
P30

Reverse Convertible Notes due February 29, 2012 Each Linked to a Single Reference Stock

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2008	3/31/2008	128.30	91.11	126.87
4/1/2008	6/30/2008	196.00	122.00	184.78
7/1/2008	9/30/2008	180.57	68.63	77.61
10/1/2008	12/31/2008	77.92	20.73	37.20

1/1/2009	3/31/2009	41.30	16.66	21.13
4/1/2009	6/30/2009	43.15	20.18	35.74
7/1/2009	9/30/2009	51.65	29.36	44.37
10/1/2009	12/31/2009	58.19	33.25	55.12

1/1/2010	3/31/2010	66.45	42.33	63.52
4/1/2010	6/30/2010	70.95	38.39	38.55
7/1/2010	9/30/2010	51.38	36.94	43.84
10/1/2010	12/31/2010	59.50	39.78	58.42

1/1/2011	3/31/2011	64.02	51.33	53.94
4/1/2011	6/30/2011	55.75	40.95	46.04
7/1/2011	9/30/2011	47.32	21.73	22.01
10/1/2011	11/3/2011	28.09	18.85	26.55

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets, LLC
P31

Reverse Convertible Notes due February 29, 2012 Each Linked to a Single Reference Stock

SUPPLEMENTAL PLAN OF DISTRIBUTION

We expect that delivery of the Notes will be made against payment for the Notes on or about November 30, 2011, which is the fourth (4th) business day following the Pricing Date (this settlement cycle being referred to as “T+4”). See “Plan of Distribution” in the prospectus supplement.

Under Rule 15c6-1 of the Securities Exchange Act of 1934, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes more than three business days prior to the original Issue Date will be required to specify alternative settlement arrangements to prevent a failed settlement.

For additional information as to the relationship between us and RBC Capital Markets, LLC, please see the section “Plan of Distribution—Conflicts of Interest” in the prospectus.

RBC Capital Markets, LLC
P32